UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2017, the Board of Directors of Amphenol Corporation (the “Company”) voted to increase the number of Directors from eight to nine.  Also on July 25, 2017, to fill the resulting vacancy, the Board of Directors of the Company appointed John D. Craig, 66, as a member of the Company’s Board of Directors effective July 25, 2017.  Mr. Craig most recently served as the Chairman and Chief Executive Officer of EnerSys from 2000 to 2016.

Mr. Craig will receive cash and equity compensation as a non-employee director of the Company in accordance with the Company’s non-employee director compensation practices and plans described in the Company’s 2017 Proxy Statement filed with the U.S. Securities and Exchange Commission on April 17, 2017.  Mr. Craig will receive an interim grant of restricted shares under the 2012 Restricted Stock Plan for Directors of Amphenol Corporation.  This grant will be prorated from the date of his appointment to the Board of Directors until the Company’s next annual stockholders meeting.

The Board has determined that Mr. Craig is an independent director under the New York Stock Exchange listing standards. Mr. Craig has not yet been appointed to serve on any committees of the Board.  There are no transactions between Mr. Craig and the Company that would be reportable under Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Mr. Craig and any other person pursuant to which he was selected as a director.

A copy of the Company’s related press release announcing the appointment of Mr. Craig is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Description
99.1	Press Release dated July 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Vice President, Secretary and General Counsel

Date: July 25, 2017

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated July 25, 2017